SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35664 (Commission File Number)	35-2382255 (IRS Employer Identification Number)

2481 Manana Drive

Dallas TX 75220

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.         Entry into a Material Definitive Agreement.

Item 2.03.         Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 17, 2017, Dave & Buster’s, Inc. (the “Borrower”), an indirect subsidiary of Dave & Buster’s Entertainment, Inc. (the “Company”), the registrant, entered into an amended and restated senior secured credit agreement (the “Agreement”) by and among Dave & Buster’s Holdings, Inc., a Delaware corporation and a direct subsidiary of the Company (“Holdings”), the Borrower, the direct and indirect subsidiaries of the Borrower from time to time party thereto, as guarantors, the several financial institutions from time to time party thereto, as lenders, Bank of America, N.A., as administrative agent (the “Administrative Agent”), Wells Fargo Bank, National Association, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Regions Bank, N.A. and Capital One, N.A., as joint bookrunners and joint lead arrangers.

The Facility (as defined below) created by the Agreement refinanced the Borrower’s $500 million existing credit facility (the “Existing Facility”).

The Agreement provides for a 5-year credit facility (the “Facility”) to the Borrower, in the aggregate principal amount of $800 million, comprised of a Term Loan A facility consisting of an original aggregate principal amount of term loans equal to $300 million and a revolving credit facility in an aggregate principal amount equal to $500 million. The proceeds of the loans made under the Facility will be used by the Borrower to refinance the Existing Facility, to pay related interest and expenses and for other general corporate purposes of the Borrower and its subsidiaries, as shall be determined by the Borrower from time to time. The Facility commenced on August 17, 2017 and expires by its terms on August 17, 2022, unless extended in accordance with terms set forth in the Agreement.

A portion of the Facility not to exceed $35 million will be available for the issuance of letters of credit by Bank of America, N.A., as the letters of credit issuer, and possibly one or more other letter of credit issuers. A portion of the Facility not to exceed $15 million will be available for swing line loans from Bank of America, N.A., as swing line lender.

The Facility may be increased through an incremental facility, at the election of the Company, by an amount equal to $150 million plus additional amounts, so long as after giving effect to such additional amounts, the Company is in compliance with a secured leverage ratio of 2.75:1.00.

Certain subsidiaries of the Company will guarantee the Borrower’s obligations under the Agreement, pursuant to the terms set forth in the Agreement.

The term loan and revolving loans bear interest subject to a pricing grid based on a total leverage ratio, at LIBOR (as defined in the Agreement) plus a spread ranging from 1.25% to 2.00% per annum. Interest and fees payable under the Agreement shall be determined pursuant to the terms set forth in the Agreement.

The Agreement also contains certain affirmative and negative covenants customary for facilities of this type, including, furnishing to Lenders periodic financial information of the Company and reports and registration statements filed with the Securities and Exchange Commission; maintenance of corporate existence and ability to do business; limitations on use of proceeds; limitations on activities of the Company; limitations on the Borrower and its restricted subsidiaries’ ability to, among other things, incur additional debt, pay dividends and make other restricted payments, create liens, make investments and acquisitions, engage in sales of assets and subsidiary stock, enter into sale-leaseback transactions, enter into transactions with affiliates, transfer all or substantially all of our assets or enter into merger or consolidation transactions. The Agreement also requires the Borrower and its restricted subsidiaries to maintain a maximum total leverage ratio and minimum fixed charge coverage ratio.

The Agreement also contains certain events of default customary for facilities of this type (with customary grace periods), including nonpayment of principal, interest, fees or other amounts when due; material inaccuracies of representations and warranties; violations of covenants; the occurrence of certain bankruptcy events; certain ERISA events; material judgments; changes of control; or the invalidity of the guaranty provided by the subsidiaries of the Company. Upon the occurrence of an event of default, any outstanding loans under the Agreement may be accelerated and/or the Lenders’ commitments may be terminated; provided that, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Agreement will automatically become immediately due and payable, and the Lenders’ commitments will automatically terminate.

The foregoing does not constitute a complete summary of the terms of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01         Regulation FD Disclosure.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits.

10.1       Amended and Restated Credit Agreement dated as of August 17, 2017, by and among Dave & Buster’s Holdings, Inc., Dave & Buster’s, Inc., the direct and indirect Subsidiaries of the Borrower from time to time party thereto, as guarantors, the several financial institutions from time to time party thereto, as lenders, Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and Regions Bank, N.A. and Capital One, N.A., as co-documentation agents.

99.1       Press release dated August 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: August 23, 2017	By:	/s/ Jay L. Tobin
Jay L. Tobin
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit

10.1	Amended and Restated Credit Agreement dated as of August 17, 2017, by and among Dave & Buster’s Holdings, Inc., Dave & Buster’s, Inc., the direct and indirect Subsidiaries of the Borrower from time to time party thereto, as guarantors, the several financial institutions from time to time party thereto, as lenders, Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and Regions Bank, N.A. and Capital One, N.A., as co-documentation agents.

99.1	Press release dated August 18, 2017.